                                 SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )
                                                    ----

Filed by the registrant [_]
Filed by a party other than the registrant [X]


[X] Preliminary proxy statement               [_] Confidential, For Use of the
[_] Definitive proxy statement                    Commission only (as permitted
[_] Definitive additional materials               by Rule 14a-6(e)(2))
[_] Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12


                     FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                            BISCO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X]   No fee required.

     [_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5) Total fee paid:

--------------------------------------------------------------------------------

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------

  (1) Amount previously paid:

--------------------------------------------------------------------------------

  (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

  (3) Filing party:

--------------------------------------------------------------------------------

  (4) Date Filed:

--------------------------------------------------------------------------------

                          BISCO INDUSTRIES LETTERHEAD
                           704 West Southern Avenue
                           Orange, California  92865



Dear Fellow Shareholders:

     I am asking for your support to elect a new Board of Directors for the Company that will focus diligently on increasing shareholder value and will represent significant change from the status quo.

     Many of you are aware that I have been a major shareholder of the Company since December 1996. Through my personal ownership of Company shares along with those of Bisco Industries, Inc. and the Bisco Profit Sharing and Savings Plan, we are by far the Company's largest shareholder with total ownership of 19.6%, an investment of over $1,400,000.

     If you have followed the price of the Company's shares over the past several years you are no doubt aware of what a disappointing investment the Company's shares have been. In fact, the market price of the Company's shares have declined from $4.40 per share at the time Bisco made an offer in March 1997 to purchase 23.8% of the Company's outstanding shares to a record low price of $.69 per share in December 1998 and to $.75 per share on April 19, 1999 representing a horrendous decline of over 80% in shareholder value in little more than two years. You may recall that two years ago the Board of Directors strongly opposed my $4.50 offer as being inadequate and adopted a poison pill and other anti-takeover measures to prevent me from buying more shares. At that time, I attempted to obtain shareholder consents to repeal the poison pill and although we received far more shareholder support from those shareholders who voted than the Company received in its opposition to our proposals, not enough shareholders voted to allow us to obtain a majority of the outstanding shares necessary to repeal the poison pill.

     Now you will find in communications from the Company that the Board of Directors is also opposed to turning over voting control of the Board to Bisco even though we are by far the Company's largest shareholder and in spite of the Company's net losses totaling over $2,000,000 during the last two years and an 80% decline in shareholder value over the same time period. We think it is time for a change and request your support.

     You can be assured that your vote to elect a Bisco controlled Board will be a vote in favor of our single minded goal of increasing shareholder value. We certainly are determined as well as committed to accomplishing this goal since we have invested over $1,400,000 in the Company and like most other shareholders have suffered losses in value, in our case approximately $1,000,000. This loss in shareholder value clearly needs to be reversed for the benefit of all shareholders.

     At this year's Annual Meeting, Bisco is proposing a Board of Directors for your election that offers significant change from the status quo while providing substantial management experience and continuity. The Bisco proposed Board will consist of our four nominees including me and Jay Conzen who has served along with me as a Company director since February 1998 and Steven Catanzaro and William L. Means who are both experienced business executives whom I have known for many years. Importantly, to provide our proposed Board with management experience and continuity, Bisco is supporting the election of the following three nominees of the Company who all are presently Company directors: Lewis E. Christman, Jr. (President and CEO) and Edward B. Alexander (Vice President of Finance) from management and G. Alan Howard (formerly general counsel to the Company). Although the composition of the new Board will change by only two members, it will be a significant change enabling Bisco to be in a position to implement its strategies to enhance shareholder value.

     As the Company has publicly disclosed, in January 1998 an investment banking firm was engaged to explore strategic alternatives including the possible sale or merger of the Company. Unfortunately, to date no such strategic alternatives have been implemented by the Board. As directors we have been working with the Board to improve operating performance and reverse the losses ($709,000 in 1998 and $1,424,000 in 1997) the Company has experienced during the past two years. Progress is being made but there certainly is much work yet to be done. As indicated, our proposed Board will include five current directors who will continue to focus on improving operating performance along with two new members for new ideas and approaches to difficult business issues. You can be assured that your new Board will leave no stone unturned to increase profitability and operating performance of the Company's restaurants.

     We strongly support management's plan of closing unprofitable restaurants and opening new restaurants with high growth potential. We believe that management should have begun to implement this plan sooner and want to assure you that your new Board will do everything possible to accelerate this process.

     I also wanted to point out our intentions and strategic plan in the event the restaurant operations are sold and there are cash proceeds available and let you know that we will not in any way invest such cash proceeds in Bisco. What we will do which we believe will be very beneficial to the Company and shareholder value is to utilize Bisco's management, operating and acquisition/investment expertise to execute a successful acquisition program in the distribution industry and possibly to invest or make acquisitions outside the distribution industry if they offer the potential for substantial financial return at acceptable risk levels. I thought you should know that Bisco is a successful national distributor of electronic components and fasteners with sales of over $35,000,000 and pretax profit of over $2,000,000 in 1998. Personally, I have 35 years of experience in the distribution industry having founded Bisco 26 years ago and I am willing to commit Bisco resources to help build shareholder value for the Company.

     In contrast to our strategic vision for the Company, the majority of the present Board wants to liquidate the Company if the restaurant operations are sold and distribute any cash proceeds to shareholders. We believe our plan is preferable to liquidation and in the best interests of shareholders. Liquidation of the Company limits your options as a shareholder and investor whereas the continuing existence of the Company increases your choices and opportunities. First, there is no guarantee that any eventual sale price of the restaurant operations would be at a price satisfactory to many shareholders especially those of you who paid a much higher price for your shares, and consequently you might incur a loss if forced to take a cash distribution from the Company. Instead, our plan provides flexibility since it would be your decision whether (1) to keep your shares as a worthwhile investment with the future potential for a higher share price or (2) to sell your shares at any time during or after the sale of the restaurant operations at a price that is likely to be higher than it is now since the market should place a higher value on the cash proceeds to be retained by the Company.

     In summary, we would like to see the Company continue in existence and sincerely believe there is a substantial opportunity to increase future shareholder value above and beyond what you would receive if the Company were liquidated. We are determined and committed to achieve our goal of reversing the decline in shareholder value and building upon it in the future. Only with your support to elect a new Board can we accomplish this goal for the benefit of all shareholders.

     Any questions you may have should be directed to me or Jay Conzen at Bisco Industries, Inc. (714) 283-7140.

     Thank you very much for your kind consideration. Please sign, date and return today the enclosed GOLD proxy card in the enclosed postage prepaid envelope. Regardless of how many shares you own your vote is very important.

                              Sincerely,



                              Glen F. Ceiley
                              President and CEO
                              Bisco Industries, Inc.

                                PROXY STATEMENT
                                      OF
                            BISCO INDUSTRIES, INC.
                    IN OPPOSITION TO THE BOARD OF DIRECTORS
                                      OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.
                             ____________________
                      1999 Annual Meeting of Shareholders

     This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are furnished by Bisco Industries, Inc., an Illinois corporation ("Bisco"), in connection with the solicitation by Bisco from the holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), of proxies to be used at the 1999 Annual Meeting of Shareholders of the Company scheduled to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Thursday, July 1, 1999 at 10:00 a.m., and at any and all adjournments, postponements, reschedulings or continuations, or any other meeting of shareholders held in lieu thereof (the "Annual Meeting"). This Proxy Statement and the accompanying GOLD form of proxy are first being furnished to shareholders of the Company on or about May __, 1999.

     Bisco is soliciting proxies from holders of outstanding Common Shares for the purpose of electing as directors of the Company Messrs. Glen F. Ceiley, Jay Conzen, Steven Catanzaro, and William L. Means (collectively, the "Bisco Nominees"). Bisco also supports the election as directors of Lewis E. Christman, Jr., Edward B. Alexander and G. Alan Howard (collectively, the "Company Nominees"), each of whom has been nominated for re-election by the Company's Board of Directors (the "Board").

     According to the Company's Proxy Statement for the Annual Meeting dated May 10, 1999 (the "Company Proxy Statement"), the Board has fixed the close of business on May 3, 1999 as the record date for determining shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

     Bisco urges you to sign, date and return today the enclosed GOLD proxy card in the enclosed postage prepaid envelope. Bisco requests that you not return any proxy forms sent to you by the Board. If you already have returned a Board proxy card, even if to withhold authority to vote, please sign, date and return the enclosed GOLD proxy card in the enclosed postage-prepaid envelope. The latest dated proxy is the only one that counts. Regardless of how many shares you own, your vote is very important.

     If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only that entity can execute a proxy. Accordingly, please contact the person responsible for your account and give instructions for a proxy to be signed representing your shares. Bisco urges you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Bisco, so that Bisco will be aware of all instructions given and can attempt to ensure that such instructions are followed.

--------------------------------------------------------------------------------
QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING GOLD PROXY CARD SHOULD BE DIRECTED TO GLEN F. CEILEY OR JAY CONZEN, BISCO INDUSTRIES, INC., AT 704 W. SOUTHERN AVENUE, ORANGE, CALIFORNIA 92865, TELEPHONE NUMBER (714) 283-7140.
--------------------------------------------------------------------------------
May __, 1999

                         PURPOSE OF THE ANNUAL MEETING

     According to the Company Proxy Statement, the only matter to be considered and voted upon at the Annual Meeting by the Company's shareholders is the election of seven members to the Board, to serve until the 2000 annual meeting of shareholders or until their successors are duly elected and qualified.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of Glen F. Ceiley, Jay Conzen, Steven Catanzaro, William L. Means, Lewis E. Christman, Jr., Edward B. Alexander and G. Alan Howard as directors, and (b) in the discretion of the proxy holders, on such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponement(s) thereof.

                       NOMINEES FOR ELECTION AS DIRECTORS

General

     Bisco is soliciting the proxies of shareholders for the election of the Bisco Nominees. On April 23, 1999, Bisco provided written notice to the Company of its intent to nominate the Bisco Nominees for election to the Board. Such notice was provided pursuant to the Company's Bylaws, which set forth certain requirements for shareholders intending to nominate candidates for election to the Board. For information concerning the Bisco Nominees, see "--Bisco Nominees" below.

     In accordance with the Company's Articles of Incorporation and Bylaws and the Florida Business Corporation Act, the Board is to consist of not less than one nor more than eight directors, which number may be increased or decreased only by amendment to the Bylaws duly adopted by the Board. According to the Company Proxy Statement, the number of directors of the Company has been fixed at seven.

     Bisco recommends that the shareholders vote for the election of the four Bisco Nominees named below. Bisco also intends to vote proxies solicited by it for the election of the three Company Nominees named below. Each of the Bisco Nominees and, to the best of Bisco's knowledge, each of the Company Nominees has consented to serve as a director of the Company if elected.

     Other than Stephen Catanzaro and William L. Means, each of the nominees for election as a director of the Company is presently a member of the Board. Bisco has no reason to believe that any Bisco Nominee or Company Nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, proxies solicited by Bisco will be voted in favor of the remaining nominees and for such other persons as may be designated by Bisco, unless it is directed by a proxy to do otherwise.

Bisco Nominees

     The following is certain information concerning the Bisco Nominees:

     Glen F. Ceiley, 53, has served as a director of the Company since February 1998. Since 1973, Mr. Ceiley has been the President and Chief Executive Officer of Bisco Industries, Inc., a distributor of electronic components and fasteners. Mr. Ceiley is also a director of Data I/O Corporation, a publicly held company engaged in the manufacturing of electronic equipment. In May 1998, Bisco, without admitting or denying any allegations, consented to the entry by the Securities and Exchange Commission of an order requiring Bisco to cease and desist from committing or causing violations of Rule 10b-13 of the Securities and Exchange Act of 1934. The order resulted from an inquiry related to Bisco's purchase of certain shares of common stock during the pendency of its tender offer.

     Jay Conzen, 52, has served as a director of the Company since February 1998. Since October 1992, Mr. Conzen has been a Principal of Jay Conzen Investments which provides mergers and acquisitions, business consulting and investment advisory services to private and publicly held companies. Mr. Conzen is presently performing full-time consulting services for Bisco. From 1982 to 1989, Mr. Conzen was employed as Senior Vice President and Chief Financial Officer of the Impact Group, Inc., a food broker, distributor and manufacturer of various food products for the retail and food service markets. From 1971 until 1982, Mr. Conzen was employed by Ernst & Young, his last position being that of Principal in the audit department with responsibility for the audits of several restaurant companies, including Taco Bell and Denny's Inc. Mr. Conzen holds a Masters degree in Business Administration.

     Stephen Catanzaro, 46, has been Vice President and Chief Financial Officer of Bisco since September 1995 and was Controller of Bisco from August 1992 to August 1995. Mr. Catanzaro has served as a director of Bisco since February 1997. Prior to joining Bisco in 1992, Mr. Catanzaro held several accounting and finance positions in the restaurant industry, including being employed by a division of Denny's Inc. from 1985 to 1992 and by Taco Bell from 1982 to 1985. Mr. Catanzaro holds a Masters degree in Business Administration and is a Certified Public Accountant in California.

     William L. Means, 56, has been Vice President of Corporate Development of Bisco since November 1997 and was Director of Management Information Systems from 1989 to October 1997. Mr. Means' current responsibilities include supervision of Bisco's information systems, marketing, advertising, value added sales and E-commerce departments. Prior to joining Bisco, Mr. Means was a self-employed management information systems consultant in which capacity he developed, installed and maintained computer software systems for the Brawley's Restaurant chain and other food businesses. Mr. Means holds a Masters degree in Business Administration.

     Messrs. Ceiley and Conzen were first appointed to the Board in February 1998 pursuant to a Standstill and Settlement Agreement (the "Standstill Agreement") among Bisco and its affiliates and the Company. See "Reason for the Solicitation--Background." There are no family relationships between the Bisco Nominees and any of the directors or executive officers of the Company. For a list of transactions by Bisco and, as applicable, the Bisco Nominees, in securities of the Company during the past two years, see Appendix A.

Company Nominees

     The following information regarding the Company Nominees, whose election Bisco supports, has been derived from the Company Proxy Statement:

     Lewis E. Christman, Jr., 79, has served as a director of the Company since February 1993 and has been President and Chief Executive Officer of the Company since April 1994. Mr. Christman was a purchasing consultant to the Company from January 1994 to March 1994. Mr. Christman was Chairman of the Board of Neptune Marketing Inc. (food broker) from 1979 to 1989.

     Edward B. Alexander, 40, has served as a director of the Company since July 1996 and has been Vice President of Finance of the Company since December 1996. Mr. Alexander also served as Secretary/Treasurer of the Company from November 1990 to December 1996 and Controller of the Company from January 1989 to April 1990.

     G. Alan Howard, 37, has served as a director of the Company since February 1998 and has been Senior Vice President and Senior Counsel of Homeside Lending since March 1998. Mr. Howard also served as Of Counsel to Milam, Otero, Larsen, Dawson & Traylor, P.A. since March 1998. Mr. Howard was a practicing attorney at Mahoney Adams & Criser, P.A. from 1993 to 1997. He also served as general counsel to the Company from April 1994 to February 1998.

Security Ownership of Bisco Nominees and Company Nominees

     The following table sets forth, as of April 8, 1999, information with respect to the beneficial ownership of the Company's Common Stock by each Bisco Nominee and each Company Nominee:

                                                                  Common Stock
                                                               Beneficially Owned            Percent
                          Name                               as of April 8, 1998 (1)         of Class
-----------------------------------------------------------------------------------------------------
Bisco Nominees (2)
--------------
Glen F. Ceiley (3).......................................            471,323                    19.6 %
Jay Conzen...............................................                  -                       -
Stephan Catanzaro........................................              3,000                       *
William L. Means.........................................                  -                       -

Company Nominees (4)
----------------
Lewis E. Christman, Jr. (5)..............................             42,282                     1.73%
Edward B. Alexander (5)..................................             34,200                     1.40%
G. Alan Howard...........................................             19,961                        *

_______________
 *   Less than 1%
(1) Based on 2,408,946 shares outstanding as of April 8, 1999. Includes stock options or warrants exercisable by such person within 60 days following April 8, 1999.
(2)  The business address of each Bisco Nominee is Bisco Industries, Inc., 704
     W. Southern Avenue, Orange, California 92865. See Appendix A for transactions in the shares of the Company within the past two years.

(3) See "--Security Ownership of Certain Beneficial Owners" for additional information.
(4) The information regarding the Company Nominees set forth in the above table has been derived from the Company Proxy Statement.
(5) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within sixty (60) days of April 8, 1999, as follows: Lewis E. Christman, Jr., 40,000 shares; and Edward B. Alexander, 26,700 shares

                          REASON FOR THE SOLICITATION

     Bisco is seeking to elect the Bisco Nominees as the majority of the Board to enable Bisco to implement strategies to increase shareholder value for all of the Company's shareholders.

A VOTE FOR THE BISCO CONTROLLED BOARD REPRESENTS SIGNIFICANT CHANGE FROM THE STATUS QUO WHILE PROVIDING EXPERIENCE AND CONTINUITY

     Bisco believes that the election of its four nominees (which includes Glen Ceiley and Jay Conzen, who are presently Board members, and Steven Catanzaro and William Means, who are not currently Board members) will provide Bisco with the opportunity to have a voting majority of the Board so that its strategies for the Company to enhance shareholder value can be implemented. Also, Bisco supports the election of the following three nominees of the Company who all are presently Company directors and will provide the Board with substantial experience and continuity: Lewis E. Christman, Jr. (President and CEO) and Edward B. Alexander (Vice President of Finance) from management and Mr.

G. Alan Howard (formerly general counsel to the Company). Bisco has received written consents from each of the Bisco Nominees to serve on the Board and has no reason to believe that the Company Nominees will not continue to serve as directors if elected.

YOUR BISCO CONTROLLED BOARD WILL FOCUS ON INCREASING SHAREHOLDER VALUE

     Your Bisco controlled Board's primary objective will be to increase the value of your investment in the Company. You are probably aware that the Company incurred net losses of $709,000 and $1,424,000 for the years ended December 31, 1998 and 1997, respectively, and that the market price of the Company's shares has declined substantially. In fact, the market price of the Company's shares has declined from $4.40 per share at the time Bisco made an offer in March 1997 to purchase 23.8% of the Company's outstanding shares to a record low price of $.69 per share in December 1998 and to $.75 per share on April 19, 1999, a reduction in value of over 80% in little more than two years. This loss in shareholder value needs to be reversed for the benefit of all shareholders.

BISCO BELIEVES THAT A SUBSTANTIAL OPPORTUNITY EXISTS TO INCREASE SHAREHOLDER
VALUE

     It is anticipated that a majority of the Bisco controlled Board will be in favor of the following strategies.

     1. Sale of the Company's restaurant operations to a strategic buyer in the restaurant industry.

     2. Utilization of the cash proceeds from the sale of the restaurant operations to successfully execute an acquisition/investment program in the distribution industry utilizing Bisco's management, operating and acquisition/investment expertise. Also, investments and/or acquisitions outside the distribution industry will be considered provided they offer substantial financial returns at acceptable risk levels.

     Bisco is a successful national distributor of electronic components and fasteners with 17 locations in the United States and Canada and will lead the Company's acquisition/investment program. Glen Ceiley has been in the distribution industry for 35 years having founded Bisco 25 years ago and has demonstrated his ability to build a profitable business. Bisco's sales and pretax profit exceeded $35 million and $2 million, respectively, for its most recent fiscal year ended August 31, 1998. Bisco's financial statements are audited by Grant Thornton LLP and Glen Ceiley is Bisco's President and sole shareholder.

     Bisco intends to provide its management, operating and acquisition/investment expertise to the Company to execute a successful acquisition program in the distribution industry and possibly to profitably invest and/or make acquisitions outside the distribution industry. The Bisco Nominees have a total of over 60 years of expertise in the distribution industry.

     Bisco believes that the Company's shareholders should elect the Bisco controlled Board to prevent the Company from being liquidated after the sale of its restaurant operations and take advantage of Bisco's expertise, experience and commitment to increase shareholder value. Bisco also believes that its strategies will provide shareholders the opportunity to gain back their losses in share value by continuing to hold their shares after the sale of the restaurant operations. In addition, Bisco believes that its strategies provide shareholders flexibility in their investment and tax planning since shareholders can decide to sell their shares at any time rather than being forced to accept cash distributions from the Company after the sale of the restaurant operations as the present Board is planning.

     Bisco presently has no agreements, arrangements or understandings with any third party with respect to the sale of the Company's restaurant operations or any other business combination involving the Company.

Background

     In March 1997 Bisco commenced a tender offer to purchase up to 23.8% of the Company's outstanding common stock at $4.50 per share. The purpose of the tender offer was to acquire a significant equity interest in the Company and to influence the management and direction of the Company. The tender offer was subsequently withdrawn in September 1997 following the events described below.

     The Board opposed the tender offer and adopted anti-takeover measures including a "poison pill" and certain anti-takeover bylaws. In April 1997 Bisco solicited written consents from the Company's shareholders seeking (i) to repeal the Bylaws adopted by the Board in response to Bisco's tender offer, (ii) to opt out of the provisions of the Florida Control Share Act, (iii) to require the Company to redeem the poison pill and (iv) to provide the Bylaws not be subject to amendment by the Board of Directors. The Consent Solicitation was not successful because it did not receive sufficient shareholder consents.

     In July 1997, the Bisco Parties (including Glen F. Ceiley, Bisco Industries, Inc. and Bisco Industries, Inc. Profit Sharing and Savings Plan) requested a special meeting of shareholders to consider certain Bisco proposals. The Company rejected the Bisco Parties' request as being legally insufficient.

     In September 1997, the Company filed a complaint against the Bisco Parties alleging that the Bisco Parties violated various provisions of state and federal laws in connection with Bisco's offer to purchase 23.8% of the Company's outstanding common stock and in the ensuing proxy contest. The Company sought various forms of relief.

     In January 1998, the Company requested that shareholders consider a proposal to implement a one-for-five reverse stock split to avoid de-listing of the Company's common stock from NASDAQ. In February 1998, the Bisco Parties filed a proxy statement in opposition to the reverse stock split.

     On February 24, 1998, the Company and the Bisco Parties decided to settle their differences by executing the Standstill Agreement, which had a term of one year. The Standstill Agreement provided, among other things, (i) for the Bisco Parties to vote in favor of the reverse stock split, (ii) that the Bisco Parties have the right to designate two individuals to serve as Company directors, (iii) that the Company would propose and support such nominees to stand for election at the 1998 Annual Meeting of Shareholders of the Company and include the nominees on the Company's 1998 proxy statement and (iv) that the Company dismiss its complaints and litigation against the Bisco Parties.

     On December 3, 1998, Glen F. Ceiley requested that the Company's Board of Directors propose and support four Bisco designated nominees for the Company's seven member Board of Directors. Also, at that time, Mr. Ceiley communicated to the Chairman of the Board the strategic objective of Bisco to successfully execute an acquisition/investment program in the distribution industry, and indicated that he believed it would be beneficial to the Company's shareholders to effect this strategy using the Company's cash resources that would be available after the sale of the Company's restaurant operations. Mr. Ceiley indicated that it was his intention to provide Bisco management, operating and acquisition/investment expertise to the Company to execute a successful acquisition program. Mr. Ceiley also stated that acquisitions or investment opportunities outside the distribution industry will be considered provided they offer substantial financial returns at acceptable risk levels.

     On December 10, 1998, Mr. Ceiley requested that the Company's Board of Directors take the necessary action to permit him to purchase additional shares of the Company's common stock. Mr. Ceiley indicated that he believed the required action would include amending the Standstill Agreement, opting out of the Florida Control Share Act and amending the Company's Shareholder Rights Agreement. The Company's Board of Directors rejected Mr. Ceiley's requests.

     In subsequent discussions among Mr. Ceiley and other Board members including the Board's Chairman, an understanding was reached that it would be in the best interests of all the Company's shareholders for the shareholders to vote on whether they prefer that the Board be controlled by Bisco or as it is presently controlled today.

                               THE ANNUAL MEETING

Record Date and Voting Rights

     According to the Company Proxy Statement, the Board has fixed the close of business on May 3, 1999 as the record date for determining shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.

     According to the Company Proxy Statement, as of May 3, 1999 there were 2,408,946 shares of Common Stock outstanding. Each share of Common Stock entitles its record holder to one vote on each matter submitted to a vote at the Annual Meeting. The Common Stock does not have cumulative voting rights.

Quorum and Voting at the Annual Meeting

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Under Florida law, the election of directors at the Annual Meeting requires the affirmative vote of the plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the meeting. Therefore, if a quorum exists at the Annual Meeting, the seven nominees receiving the greatest number of votes will be elected as directors. Under Florida law, abstentions and shares referred to as "broker or nominee non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect abstentions or broker or nominee non-votes, shares of the Common Stock represented by such proxies are treated as not present and not entitled to vote on that subject matter and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Revocation of Proxies

     The giving of a proxy does not preclude the right to vote in person at the Annual Meeting should any shareholder giving the proxy so desire. Shareholders may revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's principal executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting. The delivery by a shareholder of a GOLD proxy in the form accompanying this Proxy Statement will constitute a revocation of any earlier proxy given to the Company.

     The GOLD proxy accompanying this Proxy Statement may be delivered either to Bisco, at 704 W. Southern Avenue, Orange, California 92665, telephone number
(714) 283-7140, or to _______________________________________.  Although a
revocation or subsequently dated GOLD proxy delivered only to ___________ or to the Company will be effective, Bisco requests that if a revocation or GOLD proxy is delivered to the Company, a photostatic copy of the revocation or GOLD proxy also be delivered to Bisco, so that Bisco can more accurately determine the number of shares voted in favor of the Bisco Nominees.

                   CERTAIN INFORMATION CONCERNING MANAGEMENT

     Except insofar as such information concerns Bisco or the Bisco Nominees, the following information concerning the directors and executive officers of the Company has been derived solely from the Company Proxy Statement and has not been independently verified by Bisco. Additional information concerning the Board, compensation of the Company's management and related party transactions is contained in the Company Proxy Statement.

Board of Directors Meetings

     The Board of Directors held 11 meetings during fiscal year 1998. Each of Messrs. Ceiley and Conzen attended at least 75% of the meetings of the Board of Directors.

Director Compensation

     The Company enacted in l985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Director's Plan"). Each director eligible under the Director's Plan annually receives an option to purchase 1,800 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $l0,000. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

     Since Mr. Ceiley and Bisco were limited by the Standstill Agreement and the Shareholder Rights Agreement to 19.9% ownership of the Company's common stock, Messrs. Ceiley and Conzen (as an affiliate of Bisco) did not receive stock options under the Directors Plan; however, they were each paid $10,000 in cash for their director compensation. Additionally, as non-employee directors Messrs. Ceiley and Conzen each earned a fee of $500 for each of the 7 Board meetings they attended. Mr. Ceiley did not receive additional fees for his attendance at a meeting of the Compensation Committee.

Certain Relationships and Related Transactions

     Pursuant to the Standstill Agreement, on February 27, 1998 which expired on February 24, 1999, the Company sold 141,340 shares of the Common Stock to Bisco at a purchase price of $2.16, which was the average closing price of the Common Stock for the ten trading days immediately preceding the date of the sale. The total price paid by Bisco to the Company was $305,312.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Commission and the Company.

     During the Company's fiscal year ended January 31, 1999, all filing requirements applicable to Bisco and the Bisco Nominees were timely satisfied.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below presents certain information regarding beneficial ownership of the Common Stock (the Company's only voting security) as of April 8, 1999, by
(i) each shareholder known to Bisco to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the outstanding Common Stock ,
(ii) each director who is neither a Bisco Nominee nor a Company Nominee and
(iii) all officers and directors of the Company as a group. See "Nominees for Election as Directors" herein for security ownership of the Bisco Nominees and the Company Nominees (including the Named Executive Officer, who is also a Company Nominee). Except for the information concerning Mr. Glen F. Ceiley and Bisco, such information has been derived solely from the Company Proxy Statement.

                                                              Number of             Percentage of
     Name and Address of Beneficial Owner                    Shares Owned          Common Stock(1)
     ------------------------------------                    ------------          ---------------
     Glen F. Ceiley (2)..................................       471,323                  19.6%
     c/o Bisco Industries, Inc.
     704 W. Southern Avenue
     Orange, California  92865

     Cerberus Partners, L.P..............................       140,000(3)                5.5%
     950 Third Ave., 20th Floor
     New York, New York 10022

     All officers and directors
     as a group (7 persons)..............................       623,563(4)               25.2%

____________________
(1)  Based on 2,408,946 shares of Common Stock outstanding on April 8, 1999.
(2) As of the close of business on April 8, 1999, Mr. Ceiley beneficially owned an aggregate of 471,323 shares of Common Stock, of which 22,494 shares were owned by Mr. Ceiley individually, 344,031 shares were owned by Bisco, of which Mr. Ceiley is the sole stockholder and President, and 104,798 shares were held by Mr. Ceiley as sole Trustee of the Bisco Industries, Inc. Profit Sharing and Savings Plan. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and dispose of the shares owned by Bisco and the Bisco Plan. Does not include 3,000 shares of Common Stock owned by Stephen Catanzaro, an executive officer of Bisco.
(3) According to the Company Proxy Statement, these shares represent shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 140,000 shares for $2.00 per share. None of such shares are outstanding.
(4) Includes an aggregate of 66,700 shares of Common Stock which certain of the Company's executive officers and directors have the right to acquire immediately or within sixty days (60) upon exercise of certain options granted pursuant to the Company's various stock option plans.

                                 OTHER MATTERS

Solicitations of Proxies

     Bisco may solicit proxies by mail, telephone or telecopier and in person. Solicitations may be made by the directors, officers and other employees of Bisco, none of whom will receive additional compensation for such solicitations. Bisco will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Bisco will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

     Bisco will bear the entire expense of soliciting proxies pursuant to this Proxy Statement. Costs incidental to the solicitation of proxies will include printing, postage, legal and related expenses and are expected to be approximately [$10,000].

--------------------------------------------------------------------------------
                                   IMPORTANT

If your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a proxy with respect to your shares. Please contact the person responsible for your account and give instructions for a GOLD proxy card to be signed representing your shares.
--------------------------------------------------------------------------------
May __, 1999

                                   APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                      FAMILY STEAK HOUSES OF FLORIDA, INC.


            SHARES OF                                                                DATE OF
          COMMON STOCK                            PRICE                              PURCHASE
        PURCHASED/(SOLD)                        PER SHARE                              SALE
        ----------------                  ----------------------                     --------
                                          BISCO INDUSTRIES, INC.
                                          ----------------------
              900                                 3.1250                             05/19/97
              700                                 3.2810                             10/08/97
              200                                 3.2810                             10/14/97
            2,000                                 3.2810                             10/14/97
               40                                 2.9685                             10/15/97
               20                                 2.9685                             10/16/97
              800                                 3.2810                             10/16/97
            1,380                                 3.1250                             10/17/97
              400                                 2.9685                             10/20/97
              400                                 2.9685                             10/20/97
            1,600                                 3.2810                             10/21/97
            1,000                                 3.2810                             10/22/97
              800                                 3.2810                             10/22/97
            2,000                                 3.1250                             10/27/97
              400                                 3.1250                             10/28/97
               40                                 2.9685                             11/03/97
              300                                 2.9685                             11/04/97
            1,000                                 3.1250                             11/04/97
              720                                 2.9685                             11/06/97
              760                                 2.8125                             11/07/97
               60                                 2.9685                             11/07/97
              200                                 2.8125                             11/12/97
              400                                 2.8125                             11/12/97
              600                                 2.8125                             11/14/97
              400                                 2.8125                             11/17/97
              100                                 2.8125                             11/20/97
               20                                 2.9685                             11/21/97
              140                                 2.8125                             11/21/97
              680                                 2.8125                             11/24/97
              400                                 2.8125                             12/05/97
               40                                 2.6560                             12/05/97
            5,000                                 2.6560                             12/05/97
              220                                 2.5000                             12/08/97
           10,000                                 2.5000                             12/10/97
              640                                 2.5000                             12/10/97
            5,000                                 2.6560                             12/10/97


            SHARES OF                                                                 DATE OF
          COMMON STOCK                            PRICE                              PURCHASE
        PURCHASED/(SOLD)                        PER SHARES                             SALE
        ----------------                  ----------------------                     --------
                                          BISCO INDUSTRIES, INC.
                                          ----------------------

              100                                 2.6560                             12/11/97
            8,780                                 2.8125                             12/12/97
           12,000                                 2.6563                             12/16/97
           13,700                                 2.9688                             12/16/97
           10,000                                 2.8125                             12/17/97
              900                                 2.8125                             12/17/97
              400                                 2.9688                             12/18/97
            6,000                                 3.2813                             12/18/97
            4,000                                 2.9688                             12/19/97
            4,000                                 3.2813                             12/19/97
            3,800                                 2.9688                             12/19/97
              200                                 2.8125                             12/22/97
            6,000                                 2.9688                             12/22/97
            7,220                                 2.8125                             12/23/97
              400                                 2.8125                             12/24/97
            1,000                                 2.8125                             12/24/97
            7,000                                 2.9688                             12/29/97
           (2,000)                                3.5938                             12/30/97
           (2,000)                                3.2813                             12/30/97
             (320)                                3.5938                             12/30/97
           (1,680)                                3.4375                             12/31/97
           (2,000)                                4.6875                             01/05/98
           (2,000)                                4.5313                             01/07/98
           (2,000)                                4.8438                             01/08/98
             (982)                                4.8438                             01/12/98
           (1,720)                                5.0000                             01/15/98
             (400)                                4.8438                             01/15/98
            1,800                                 4.3750                             01/16/98
              600                                 4.3750                             01/21/98
            1,000                                 4.3750                             01/21/98
            1,200                                 4.3750                             01/21/98
            2,000                                 4.3750                             01/22/98
             (500)                                4.3750                             01/22/98
           (1,500)                                4.3750                             01/23/98
            1,000                                 3.7500                             01/23/98
            5,000                                 3.9063                             01/23/98
               60                                 3.7500                             01/27/98
           66,160                                 4.5000                             01/29/98
             (240)                                4.3750                             01/30/98
             (186)                                3.9063                             01/30/98
             (400)                                3.9063                             02/03/98
             (100)                                3.9063                             02/05/98
              900                                 3.1250                             02/11/98

            SHARES OF                                                                 DATE OF
          COMMON STOCK                            PRICE                               PURCHASE
        PURCHASED/(SOLD)                        PER SHARE                               SALE
----------------------------------  -----------------------------------  ----------------------------------
                                          BISCO INDUSTRIES, INC.
                                          ----------------------
              2,400                               3.2810                              02/13/98
                657                               3.3594                              02/26/98

                                  APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.

            SHARES OF                                                                 DATE OF
          COMMON STOCK                            PRICE                               PURCHASE
        PURCHASED/(SOLD)                        PER SHARE                               SALE
----------------------------------  -----------------------------------  ----------------------------------
                                        BISCO PROFIT SHARING TRUST
                                        --------------------------
                200                               3.2813                              12/19/97
              1,544                               3.4375                              01/26/98
                400                               3.2813                              01/27/98

                                  APPENDIX A
                         TRANSACTIONS IN THE SHARES OF
                     FAMILY STEAK HOUSES OF FLORIDA, INC.


            SHARES OF                                                                 DATE OF
          COMMON STOCK                            PRICE                               PURCHASE
        PURCHASED/(SOLD)                        PER SHARE                               SALE
----------------------------------  -----------------------------------  --------------------------------------
                                              MR. GLEN CEILEY
                                              ---------------
                600                               2.6563                              05/21/97
                 40                               2.5781                              06/10/97
              1,288                               2.5781                              06/12/97
              2,000                               2.5000                              07/01/97
              1,500                               2.4219                              10/03/97
                400                               2.3438                              10/20/97
              2,000                               2.2656                              11/13/97
                400                               2.1875                              11/14/97
            141,340                               2.1580                              01/23/98

                             [FORM OF PROXY CARD]

                                     PROXY

    ANNUAL MEETING OF SHAREHOLDERS OF FAMILY STEAK HOUSES OF FLORIDA, INC.

               THIS PROXY IS SOLICITED BY BISCO INDUSTRIES, INC.

     The undersigned shareholder of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company"), hereby appoints Glen F. Ceiley and Jay Conzen, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record or owned by the undersigned at the close of business on ____________, 1999 at the Annual Meeting of Shareholders of the Company scheduled to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Thursday, July 1, 1999 at 10:00 a.m., and at any and all adjournments, postponements, reschedulings or continuations, or any other meeting of shareholders held in lieu thereof (the "Annual Meeting"), hereby revoking any proxies heretofore given for such purposes.

     1.   Election of Directors

        VOTE FOR all                [_]        VOTE withheld       [_]
        nominees listed below                  from all nominees
        except as marked to the                listed below
        contrary below


        Bisco Nominees                         Company Nominees
        --------------                         ----------------
        Glen F. Ceiley                         Lewis E. Christman, Jr.
        Jay Conzen                             Edward B. Alexander
        Stephen Catanzaro                      G. Alan Howard
        William I. Means

        INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.

        ------------------------------------------------------------------------

     2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

BISCO INDUSTRIES, INC. RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE BISCO NOMINEES AND THE COMPANY NOMINEES LISTED ABOVE. PLEASE MARK THE "FOR" BOX, DATE, SIGN AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

               (IMPORTANT INSTRUCTIONS -- PLEASE READ CAREFULLY)

     INSTRUCTIONS: To vote for or abstain from voting, check the appropriate box above. IF THIS CARD IS RETURNED EXECUTED AND DATED BUT NOT MARKED WITH RESPECT TO THE ELECTION OF DIRECTORS, THE UNDERSIGNED WILL BE DEEMED TO HAVE GRANTED THE PROXIES NAMED HEREIN THE AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF BISCO INDUSTRIES, INC.'S PROXY STATEMENT DATED MAY ___, 1999, IN CONNECTION WITH THE ANNUAL MEETING. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS PROXY CARD, YOU WILL BE DEEMED TO HAVE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     THIS PROXY CARD REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN

Dated: ____________, 1999


                                           _____________________________________
                                                         (Signature)

                                           _____________________________________
                                            (Title or authority, if applicable)

                                           _____________________________________
                                                 (Signature if held jointly)


                                           Please sign exactly as name appears
                                           on this proxy. If shares are
                                           registered in more than one name, the
                                           signatures of all such persons are
                                           required. A corporation should sign
                                           in its full corporate name by a duly
                                           authorized officer, stating his/her
                                           title. Trustees, guardians, executors
                                           and administrators should sign in
                                           their official capacity, giving their
                                           full title as such. If a partnership,
                                           please sign in the partnership name
                                           by authorized person. This proxy
                                           shall vote all shares to which the
                                           signatory is entitled.

                                       2